EXHIBIT 4.29.1

                              VALUESTAR CORPORATION

                       WAIVER OF INVESTOR RIGHTS AGREEMENT

         THIS WAIVER OF INVESTOR RIGHTS AGREEMENT (this "Waiver") is dated effective as of April 24, 2001 (the "Effective Date"), by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Seacoast"), PACIFIC MEZZANINE FUND, L.P. a California limited partnership ("Pacific"), TANGENT GROWTH FUND, L.P., a California limited partnership ("Tangent"), eCOMPANIES VENTURE GROUP, L.P., a Delaware limited partnership ("Companies"), TMCT VENTURES, L.P. ("TMCT") (Seacoast, Pacific, Tangent, eCompanies, and TMCT, a "Holder," and collectively, all such individuals and entities, the "Holders").


                                     RECITAL

         In consideration of the Company's sale of certain securities in accordance with the terms and provisions set forth in that certain Bridge Loan and Common Stock Purchase Agreement dated April 24, 2001 (the "BL Purchase Agreement"), a copy of which (together with all exhibits) each Holder acknowledges receiving, the Holders desire to waive their preemptive rights under the Investors Rights Agreement originally entered into by Seacoast, Pacific, Tangent and eCompanies on December 8, 1999, with TMCT becoming a party thereto on January 4, 2000, and as subsequently amended on March 24, 2000, September 14, 2000, and January 4, 2001 (the "Rights Agreement") in accordance with the terms set forth in this Agreement. All capitalized terms not defined herein shall have the meanings established in the Rights Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

Waiver of Preemptive Rights. Each of the Holders hereby waives its preemptive rights set forth in Section 3 of the Rights Agreement applicable to any of the securities sold or to be sold as contemplated under the BL Purchase Agreement.

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                                Signature Page to
           ValueStar Corporation Waiver of Investors Rights Agreement

         IN WITNESS WHEREOF, the parties have executed and delivered this Waiver as of the date first above written.

                                            VALUESTAR CORPORATION

                                            By: /s/ JAMES STEIN
                                                ---------------
                                            Name:  James Stein
                                            Its:  Chief Executive Officer


                                            eCOMPANIES VENTURE GROUP, L.P.

                                            By: /s/ STEVEN LEDGER
                                                ----------------------
                                            Name: Steven Ledger
                                            Its:  Managing General Partner


                                            SEACOAST CAPITAL PARTNERS LIMITED
                                            PARTNERSHIP

                                            By: Seacoast I Advisors, LLC, its
                                            general partner

                                            By: /s/ JEFFREY J. HOLLAND
                                                ----------------------
                                            Name:  Jeffrey J. Holland
                                            Its:   Vice President


                                            PACIFIC MEZZANINE FUND, L.P.

                                            By: Pacific Private Capital, its
                                            general partner

                                            By: /s/ NATHAN W. BELL
                                                ------------------
                                            Name:  Nathan W. Bell
                                            Its:   General Partner


                                            TANGENT GROWTH FUND, L.P.

                                            By: Tangent Fund Management, LLC,
                                            its general partner

                                            By: /s/ MARK P. GILLES
                                                ------------------
                                            Name:  Mark P. Gilles
                                            Its:  Vice President


                                            RUSTIC CANYON VENTURES, L.P.

                                            Under management by Rustic Canyon
                                            Partners, LLC

                                            By: /s/ MICHAEL SONG
                                                ----------------
                                            Title: Partner

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